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                                                                  EXHIBIT 24 (b)




                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-44208) pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust of our report dated January 14, 1998, with respect to the consolidated financial statements of Huntington Bancshares Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP

Columbus, Ohio
April 1, 1998